EXHIBIT 99.1

Nanophase Reports First Quarter 2020 Financial Results

Announces 8% Growth for Quarter, Outsized Formulated Product Sales

ROMEOVILLE, Ill., April 29, 2020 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported financial results for the first quarter period ended March 31, 2020.

“Even with the struggles brought on by Covid-19 and the related quarantine, there are reasons for optimism for Nanophase and Solésence,” commented Jess Jankowski, President and CEO.  “We continue to operate as an essential service, and have more than doubled our capacity for producing materials for medical diagnostic applications by reconfiguring our manufacturing floor, and intensely focusing our engineering efforts.  We expect this capacity to help us deliver on expanded demand during the second quarter.”

“In terms of revenue mix, our Personal Care Ingredients business was down slightly year-over-year, due to a reduction in demand, part of which we believe was due to the global reaction to Covid-19.  Our Advanced Materials business was down by about 30% for the same period, which was due to a combination of timing, and the discontinuation of unprofitable products,” Jankowski continued.  “The quarter’s brightest spot was in our Solésence business, which increased by 70% year-over-year, up to $1.5M in first quarter revenue, compared to $1.9M and $1.4M for the full years 2019 and 2018, respectively.”

First Quarter 2020 Financial Highlights

  Revenue for the first quarter was $4.0 million, vs. $3.8 million reported during the same period of 2019.

  The net loss for the quarter was $0.2 million in 2020, or $0.00 per share, compared to a net loss of $0.5 million, or $0.02 per share, for 2019.

  The Company finished the quarter with approximately $1.0 million in cash and cash equivalents.

Jankowski continued, “We are continuing to see benefits from the operational and strategic changes we’ve made to our organization to reduce costs and increase efficiency. Our efforts to improve our cost position will continue during 2020, while meeting the demand for medical diagnostic ingredients, and driving growth in our core personal care businesses.  While it’s too early to tell, we believe that our new Solésence products will continue to gain market traction in 2020. Aside from any immediate changes driven by Covid-19, we have seen no indication that our primary market drivers will diminish in the longer term.”

“In terms of our expectations for the next several months, we understand our demand through July fairly well.  We are expecting overall volume similar to last year in the second quarter, despite Personal Care Ingredients volume being lower. On the upside, we expect stronger Advanced Materials revenue driven by increased demand for medical diagnostic materials, and we expect first half 2020 revenue for our Solésence products to exceed $2.5M.”

“Of primary concern is protecting our employees, their families, and our community during this disruption,” added Jankowski, “so we are taking necessary precautions, while continuing to manufacture products and ingredients within sectors that are part of our nation’s critical infrastructure.  We are both honored and proud to be able to contribute to our national public health, economic security, and safety through the materials we make for use in medical diagnostics.”

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 30, 2020. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
ASSETS	(Unaudited)

Current assets:
Cash	$951,431	$1,193,994
Trade accounts receivable, less allowance for doubtful accounts of $9,000
on March 31, 2020 and December 31, 2019, respectively	2,254,224	970,472
Inventories, net	2,384,058	2,553,620
Prepaid expenses and other current assets	258,931	266,587
Total current assets	5,848,644	4,984,673

Equipment and leasehold improvements, net	2,351,352	2,255,158
Operating leases, Right of Use	2,036,462	2,118,883
Other assets, net	11,967	12,528
	$10,248,425	$9,371,242

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, bank	$500,000	$500,000
Line of credit, related party	1,400,446	223,871
Current portion of long-term debt, related party	500,000	500,000
Current portion of capital lease obligations	207,117	218,345
Current portion of operating lease obligations	369,383	356,949
Accounts payable	1,712,857	1,748,021
Current portion of deferred revenue	321,015	482,349
Accrued expenses	512,371	379,314
Total current liabilities	5,523,189	4,408,849

Long-term portion of capital lease obligations	241,436	287,660
Long-term portion of operating lease obligations	1,936,077	2,034,592
Long-term convertible loan, related party	896,594	829,721
Long-term portion of deferred revenue	47,375	92,750
Asset retirement obligation	208,229	206,221
Total long-term liabilities	3,329,711	3,450,944

Contingent liabilities	-	-
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized;
38,136,792 and 33,911,792 shares issued and outstanding on March 31, 2020
and December 31, 2019, respectively	381,368	381,368
Additional paid-in capital	101,937,944	101,886,411
Accumulated deficit	(100,923,787)	(100,756,330)
Total stockholders' equity	1,395,525	1,511,449
	$10,248,425	$9,371,242

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,

	2020	2019
Revenue:
Product revenue, net	$3,961,488	$3,496,733
Other revenue	77,909	258,398
Net revenue	4,039,397	3,755,131

Operating expense:
Cost of revenue	3,004,846	2,870,661
Gross profit	1,034,551	884,470

Research and development expense	372,610	476,527
Selling, general and administrative expense	705,608	877,483
Income/(Loss) from operations	(43,667)	(469,540)
Interest income	-	-
Interest expense	123,790	43,104
Other, net	-	-
Income/(Loss) before provision for income taxes	(167,457)	(512,644)
Provision for income taxes	-	-
Net income/(loss)	$(167,457)	$(512,644)

Net income/(loss) per share- basic and diluted	$-	$(0.02)

Weighted average number of basic and diluted
common shares outstanding	38,136,792	33,911,792

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended
	March 31,
	2020	2019
Revenue:
Product revenue, net	$3,961,488	$3,496,733
Other revenue	77,909	258,398
Net revenue	4,039,397	3,755,131

Operating expense:
Cost of revenue detail:
Depreciation	71,144	59,486
Non-Cash equity compensation	9,653	8,032
Other costs of revenue	2,924,049	2,803,143
Cost of revenue	3,004,846	2,870,661
Gross profit	1,034,551	884,470

Research and development expense detail:
Depreciation	10,677	12,005
Non-Cash equity compensation	14,593	14,413
Other research and development expense	347,340	450,109
Research and development expense	372,610	476,527

Selling, general and administrative expense detail:
Depreciation and amortization	5,120	5,439
Non-Cash equity compensation	27,287	34,761
Other selling, general and administrative expense	673,201	837,283
Selling, general and administrative expense	705,608	877,483
Income/(Loss) from operations	(43,667)	(469,540)
Interest income	-	-
Interest expense	123,790	43,104
Other, net	-	-
Income/(Loss) before provision for income taxes	(167,457)	(512,644)
Provision for income taxes	-	-
Net income/(loss)	$(167,457)	$(512,644)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	123,790	43,104
Addback Depreciation/Amortization	86,941	76,930
Addback Non-Cash Equity Compensation	51,533	57,206

Adjusted EBITDA	$94,807	$(335,404)

COMPANY CONTACT
Investor Relations
630-771-6700